UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 18, 2018

UGI Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  610 337-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Top of the Form

Item 8.01 Other Events.

On October 18, 2018, UGI Corporation (the “Company”) announced that its indirect, wholly owned subsidiary, UGI International, LLC (“UGI International”) priced its offering of €350,000,000 in aggregate principal amount of 3.25% senior unsecured notes due 2025 (the “Notes”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  Concurrently with the Offering, UGI International anticipates entering into a new €300,000,000 senior unsecured term loan facility and a new €300,000,000 senior unsecured revolving credit facility (together, the “New Credit Facilities”). The closing of the Offering is expected to occur on or about October 25, 2018, subject to customary closing conditions and to UGI International’s entry into the New Credit Facilities. UGI International’s entry into the New Credit Facilities is conditioned upon the consummation of the Offering.

A copy of the press release announcing the pricing of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:
Description

99.1	Press Release dated October 18, 2018 announcing the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 18, 2018	By:	/s/ Monica M. Gaudiosi
Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary